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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) January 29, 2001
                                                 ----------------



                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
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             (Exact name of registrant as specified in its charter)




        MICHIGAN                        33-37977                  38-2726166
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(State or other jurisdiction          (Commission              (I.R.S. Employer
     of incorporation                 File Number)           Identification No.)
     or organization)




  100 PROGRESS PLACE, MIDLAND, MICHIGAN                           48640
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   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:     (517) 839-6000
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ITEM 5.           OTHER EVENTS


The Midland Cogeneration Venture Limited Partnership ("MCV") generating facility is certified by the Federal Energy Regulatory Commission as a qualifying cogeneration facility ("QF") under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"). As a QF, the MCV facility is exempt from various provisions of the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, certain state laws regarding rate, financial and organizational regulation, and is entitled to sell electric capacity and related energy to a public utility at such utility's incremental cost of alternative electric energy, otherwise known as "avoided cost". Generally, as a QF, MCV is restricted to no more than 50% ownership by an electric utility.

On January 29, 2001, El Paso Corporation ("El Paso") announced that it had completed its merger with The Coastal Corporation ("Coastal"). Coastal is the parent company of Coastal Midland, Inc., Source Midland Limited Partnership ("SMLP"), Micogen Limited Partnership and, through SMLP, MEI Limited Partnership, which are Partners of MCV. On this date, Coastal became a wholly-owned subsidiary of El Paso and has changed its name to El Paso CGP Company. MCV continues to meet the ownership requirements of PURPA, since El Paso is not an electric utility for purposes of PURPA.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                         MIDLAND COGENERATION VENTURE
                                                 LIMITED PARTNERSHIP





Dated:  February 9, 2001                 By   James M. Rajewski
                                             ---------------------------------
                                              James M. Rajewski
                                                Vice President and Controller








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